]UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Mendocino Brewing Company, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MENDOCINO BREWING COMPANY, INC.

1601 Airport Road
Ukiah, California 95482
(800) 733-3871

October 9, 2009

Dear Shareholder:

I would like to personally invite you to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company") to be held at 2 p.m., Pacific Standard Time, on Monday, November 16, 2009, at our brewery located at 1601 Airport Road, Ukiah, California.  Additional information about our Company and about the Annual Meeting accompanies this letter, and I urge each of you to read through all of the accompanying materials carefully.

Your Company celebrated its 25th anniversary in 2008. Beginning its journey in 1983 as California’s first brew pub and the second brew pub in the United States following the repeal of prohibition, your Company has grown in terms of size and revenue over the years. We currently market ten regular, five seasonal and two licensed brands in a variety of packs across the United States and a licensed brand in Europe through hundreds of distributors, retailers, restaurants, pubs and bars. Our products continue to win accolades and are recognized as a quality high-end product by our loyal consumers.

The economic recession of 2008 has adversely affected on-premises consumption of our products. It also resulted in distributors and retailers reducing their inventory levels of our products.  Despite such adverse trends in the Company’s domestic and European markets, the Company maintained 2008 gross revenue in line with 2007 levels.  The Company also managed to offset the impact of increases in costs by decreasing operational expenses. The Company's management believes that the Company will continue to face similar challenges in 2009 and will strive to find ways to minimize the impact of such challenges.

Your Company continues to maintain focus on its core business and capitalize on the brand equity of its portfolio of products.  The Company will continue to focus on domestic and international market penetration. We expect to continue increasing brand awareness and market share as a result of the strength of our portfolio of brands and our sales, marketing and promotional campaigns.

I would like to express my personal gratitude to our dedicated employees, management and Board of Directors for their tireless efforts and contributions during this past year.

Finally, I would like to thank you, our esteemed shareholders, for your continued support.  On your behalf, we will continue to pursue our objectives of market leadership in each of our primary markets.

Dr. Vijay Mallya
Chairman

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA 95482
(800) 733-3871
October 9, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Mendocino Brewing Company, Inc. (the "Company") to be held at 2:00 p.m., Pacific Standard Time, on Monday, November 16, 2009, at our brewery located at 1601 Airport Road, Ukiah, California (the "Annual Meeting").

As described in the accompanying Proxy Statement, at the Annual Meeting the shareholders will elect directors of the Company for the forthcoming year.  Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Company's Board of Directors, have been nominated by the Board of Directors for election to the Board of Directors this year.

You will be asked to approve the compensation plan for the Non-Employee (as defined in the plan) members of the Board of Directors (the "Directors' Compensation Plan"), as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan. You will also be asked to ratify the appointment of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.  The Board of Directors does not anticipate that any additional proposals will be presented for consideration at the Annual Meeting.

Your Board of Directors recommends that you vote FOR the election of its nominees for director, FOR approval of the Directors' Compensation Plan, as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan and FOR ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered pubic accounting firm for the fiscal year ending December 31, 2009.  You are encouraged to read the enclosed Proxy Statement, which provides detailed information concerning all of the proposals which are expected to come before the Annual Meeting, and the enclosed Annual Report to Shareholders which includes information on the Company's operations as well as the Company's audited financial statements.

Your vote is important, regardless of the number of shares you own.  On behalf of your Board of Directors, I urge you to complete, date, and sign the accompanying proxy and return it to the Company promptly.  Doing so will not prevent you from attending the Annual Meeting or voting in person, but it will assure that your vote is counted if you are unable to attend the Annual Meeting.  You may revoke your proxy at any time, by submitting either a written notice of revocation or a duly executed proxy bearing a later date to the Company's Secretary at the Company's offices prior to the Annual Meeting, or by attending the Annual Meeting and voting in person.

All of us at Mendocino Brewing Company look forward to seeing you at the Annual Meeting.

Sincerely,
Mahadevan Narayanan
Corporate Secretary

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA  95482
(800) 733-3871

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Monday, November 16, 2009.

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of the Shareholders of Mendocino Brewing Company, Inc., a California corporation (the "Company"), will be held at 2:00 p.m., Pacific Standard Time, on Monday, November 16, 2009, at our brewery located at 1601 Airport Road, Ukiah, California, 95482 for the following purposes:

1.
To elect seven (7) directors of the Company, each to hold office until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal.  The Board of Directors has nominated the following candidates:  Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

2.
To approve the compensation plan of the Non-Employee (as defined in the Plan) members of the Company's Board of Directors (the "Directors' Compensation Plan"), as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan.

3.	To ratify the appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 6, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.  Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

To help us in planning for the Annual Meeting, please mark the appropriate box on the accompanying proxy if you plan to attend.  PLEASE NOTE THAT THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS.

By Order of the Board of Directors

Ukiah, California October 9, 2009	Mahadevan Narayanan Corporate Secretary

TABLE OF CONTENTS

Attached Documents:
Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (WITHOUT EXHIBITS)

MENDOCINO BREWING COMPANY, INC.
1601 Airport Road
Ukiah, CA  95482

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 16, 2009

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mendocino Brewing Company, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Pacific Standard Time, on Monday, November 16, 2009, (the "Annual Meeting") or at any adjournment or postponements thereof.  The Annual Meeting will be held at the Company's brewery located at 1601 Airport Road, Ukiah, California 95842.  The Company intends to mail this Proxy Statement and accompanying proxy card on or about October 13, 2009 to shareholders entitled to vote at the Annual Meeting.  The mailing address of the principal executive offices of the Company is:  1601 Airport Road, Ukiah, CA 95482, and its telephone number is:  (800) 733-3871.

Matters for Consideration at the Annual Meeting

At the Annual Meeting, the shareholders of the Company will be asked to consider and to vote upon the following:

Proposal No. 1:  To elect seven (7) directors of the Company, each to hold office until the next annual meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal.  The Board of Directors has nominated the following candidates:  Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh.

Proposal No.2:  To approve the compensation plan for the Non- Employee (as defined in the plan) members of the Company's Board of Directors (the "Directors' Compensation Plan"), as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan ..

Proposal No. 3:  To ratify the appointment of PMB Helin Donovan, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOREGOING PROPOSALS.

GENERAL INFORMATION

Persons Making the Solicitation

This solicitation of Proxies is being made by the Company's Board of Directors.  The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Annual Meeting will be borne by the Company.  It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor.  The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Company is held of record by such entities.

Voting Securities of the Company

Information about Voting

Shareholders of record as of the Record Date (as defined below) may vote in person at the Annual Meeting or by proxy.

All properly executed Proxies delivered by shareholders of record as of the Record Date pursuant to this solicitation and not previously revoked will be voted at the Annual Meeting in accordance with the directions given; alternatively, shareholders may attend the Annual Meeting and vote their shares in person.  The Company recommends that shareholders planning to attend the meeting submit proxies so that such shareholders' votes will be counted if they later decide not to attend the meeting.  Proxies which are executed and returned to the Company without contrary instructions will be voted "For" the election of each of the Board of Directors' seven (7) nominees for Director (as indicated in Proposal No. 1), For" the approval of the Directors' Compensation Plan, as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan (as indicated in Proposal No. 2) and "For" the ratification of the appointment of PMB Helin Donovan, LLP as the Company's independent registered accounting firm.  If other matters are properly presented for voting at the Annual Meeting, the proxy holders will vote on such matters in their discretion.

Outstanding Shares; Record Date.  Only shareholders of record at the close of business on October 6, 2009 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 12,274,762 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding.

Voting Generally.

Holders of Common Stock.  On any matter submitted to the vote of the shareholders, other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the Company's books as of the Record Date.  With respect to the special rules relating to the election of directors, please see below under the captions "Election of Directors" and "Cumulative Voting."

Holders of Series A Preferred Stock.  The Company's 227,600 shares of Series A Preferred Stock do not have voting rights, except to the extent required by law, and accordingly the holders of the Series A Preferred Stock will not have the right to vote on any matters scheduled to come before the Annual Meeting.

Voting Procedures.  Holders of the Company's Common Stock may vote in favor of or against any of the Proposals, or may abstain from voting on Proposal No. 2 and/or Proposal 3, by specifying their choice as indicated on the enclosed proxy card.  If no specific instructions are given with respect to any Proposal, however, the shares represented by any signed proxy will be voted FOR that Proposal.  If a shareholder wishes to do so, he or she may also attend the Annual Meeting in person, and either submit a signed proxy card at that time or vote by ballot at the Annual Meeting.

Votes Required for Approval.  Directors of the Company will be elected (Proposal No. 1) by the vote of a plurality of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, as discussed below under the heading "Election of Directors." A plurality means that the nominees receiving the largest number of votes cast will be elected, Thus, broker non-votes and votes withheld have no legal effect but could have an indirect effect on the outcome of the election of directors, since they will enable a smaller number of votes to determine the outcome of the election.

The approval of the Directors' Compensation Plan, as amended, to provide for an increase in the number of shares of Company common stock authorized for issuance under such plan  (Proposal No. 2) and ratification of PMB Helin Donovan, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal No.3) will require only the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting in person or by proxy at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum).  Abstentions have the same effect as negative votes on these proposals because they represent votes that are present but not cast.  Broker-non-votes are not counted for any purpose in determining whether a matter has been approved.

Election of Directors.  With respect to the election of directors, shareholders may vote "For" all or some of the nominees or shareholders may vote "Withhold" with respect to one or more of the nominees, by following the instructions on the enclosed proxy card.  Directors will be elected by a plurality of the votes cast by the holders of the Company's Common Stock, voting in person or by proxy at the Annual Meeting.

A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board of Directors, by marking the appropriate box on the proxy card.  In that event, the proxy holders will not cast any of the shareholder's votes for candidates whose names have been so indicated, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been so indicated, and for any other candidates who may be properly nominated at the Annual Meeting.  If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, then he or she must appear and vote in person at the Annual Meeting.  Ballots will be available at the Annual Meeting for persons desiring to vote in person.  All votes will be tabulated by the inspector of elections appointed by the Board of Directors who will act as the tabulating agent for the Annual Meeting.

Cumulative Voting.  In connection with the election of directors (only), shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives written notice at the Annual Meeting to the chairman of the meeting, prior to the vote, of his or her intention to vote cumulatively.  (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.)  If any Company shareholder gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for the election of the directors.  Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected.  All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder sees fit.  The nominees receiving the highest number of votes, up to the number of places to be filled, shall be elected.

If one of the Company's shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board's nominees as they deem possible.

Under the California General Corporation Law, cumulative voting may not be used in connection with any matter other than the election of directors.

Quorum.  The presence of the persons entitled to vote a majority of the voting shares of the Company at the Annual Meeting, whether those persons are present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies or consideration of the issues raised at the Annual Meeting, the Annual Meeting may be adjourned by the vote of a majority of the shares represented either in person or by proxy. The persons appointed as proxy in the enclosed form of proxy will vote all shares for which they have voting authority in favor of such adjournment.

Votes Cast at the Annual Meetings.  The inspector of election appointed by the Board of Directors will be in attendance at the Annual Meeting in order to receive and tabulate any votes cast at that time.  The inspector of elections will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes,

Solicitation of Proxies

The expense of soliciting proxies in the form accompanying this Proxy Statement will be paid by the Company.  Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone or facsimile, or in person.  The Company will request that brokers, custodians, nominees, and other record holders of the Company's Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold such shares and request authority for the exercise of proxies.  In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed.  Any shareholder who executes and delivers such a proxy has the right to, and may, revoke it at any time before it is exercised, by filing with the Secretary of the Company at Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482 a written notice of revocation or a duly executed proxy bearing a later date.  In addition, any proxy may be revoked by the shareholder attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting will not, by itself, automatically revoke a proxy.

Market Listing

The Company's Common Stock is quoted on the OTC Bulletin Board of The Nasdaq Stock Market, Inc. under the symbol "MENB".

Forward Looking Statements Regarding the Company

Certain information contained in this proxy statement which does not relate to historical financial information may be deemed to constitute forward looking statements.  The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," "intend," "plan," "budget," or similar expressions identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  This proxy statement contains certain forward-looking statements with respect to the plans, objectives, future performance, and business of the Company.  Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected.  The Company's shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement.  The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Available Information

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith periodically files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").  Such reports, proxy statements and other information can be inspected and copies can be made or obtained at or by writing to the public reference facilities of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Such material may also be accessed electronically through the Company's filings on EDGAR on the Commission's internet website (http://www.sec.gov).

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2009.  The Company's Proxy Statement dated October 9, 2009 and Annual Report for the fiscal year ended December 31, 2008 are available at www.cstproxy.com/mendobrew/2009.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified or until his earlier resignation or removal.  Under the Company's Bylaws, the Company's Board of Directors may consist of between five (5) and nine (9) members, with the exact number within that range being determined by the Board of Directors.  At present the Board has set the number of directors at seven (7).

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority so to vote for any specific nominee.  If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine.  The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a Director.

Nominees for Director

The entire Board of Directors acts as the nominating committee in the consideration of director nominees.  The Board of Directors has nominated seven (7) individuals to serve as directors of the Company until the next Annual Meeting or until his successor has been duly elected and qualified or until his earlier resignation or removal, all of whom are current members of the Board of Directors.  The Board of Director's nominees are: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Kent D. Price, Sury Rao Palamand, Jerome G. Merchant, and Yashpal Singh.  As of the date of this Proxy Statement, no other names have been placed in nomination for consideration by the shareholders at the Annual Meeting.

The Board of Directors has not adopted a charter or any other set of rules with respect to the nominating process.  While the Board of Directors would carefully consider the nomination of any candidate for director who may be recommended by the Company's shareholders, due to the lack of such nominations in the past it has not felt the need to adopt any specific policy in this regard.  Similarly, it has not adopted any specific minimum qualifications for candidates for election as director or identified any specific qualities or skills that such candidates should possess.  Any shareholder wishing to submit a recommendation for a nominee for the Board of Directors should follow the procedures set forth herein under the caption "Shareholder Communications With the Board of Directors".

Directors and Executive Officers of the Company

The following table sets forth the name, approximate age as of September 30, 2009, position and term of office with the Company for the nominees for directors each of whom is currently a director of the Company and each executive officer, as applicable.

Name	Age	Position(s)	Director Since
Scott R. Heldfond * +	63	Director	2005
Michael Laybourn +	71	Director	1993
Vijay Mallya, Ph.D.	53	Director and Chairman of the Board	1997
Jerome G. Merchant *	48	Director	1997
Mahadevan Narayanan	51	Chief Financial Officer and Secretary	N/A
Sury Rao Palamand, Ph.D.	79	Director	1998
Kent D. Price *+	66	Director	1998
Yashpal Singh	63	Director, President and Chief Executive Officer	1997

*           Member of the Audit/Finance Committee.
+           Member of the Compensation Committee.

Business Experience

The material occupations, positions, offices or employments for at least the past five (5) years of each current director, each of the Board of Director's nominees for director and the Company's executive officers are set forth below.

Mr. Scott Heldfond joined the Board in January 2005. He is a Director of NASDAQ Insurance Group, LLC, a national insurance brokerage and consulting firm owned by the NASDAQ Stock Market. Mr. Heldfond has also served as the Managing Partner of eSEED Capital, LLC, a technology-focused merchant banking firm since 1999. He also served as President and Chief Executive Officer of Frank Crystal & Co. of California, a New York-based insurance brokerage from 1995 to 1999, Chairman of Hales Capital LLC, an investment banking firm from 1994 to February 1997 and President of AON Real Estate & Investments. Mr. Heldfond also served as a Director of HomeGain, Inc (recently sold to Classified Ventures), a private venture backed company and UBICS, a NASDAQ traded firm that provides information technology staffing and solutions for domestic and international businesses. Mr. Heldfond has also served as a Director of Galoob Toys, which was the third largest toy manufacture before its sale to Hasbro. Mr. Heldfond holds an undergraduate degree from the University of California, Berkeley and a J.D. from the University of San Francisco Law School. He is a Commissioner and the President of the Health Services Commission of the City and County of San Francisco, in addition he serves as an advisor to or on the Board of Directors of a number of local, statewide, and national charitable and community service organizations. Mr. Heldfond is the Honorary Consul General to the U.S. for the Republic of Rwanda.

H. Michael Laybourn, co-founder of the Company, served as the Company's President from its inception in 1982 through December 1999, and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected as a Director in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a former Vice President of the California Small Brewers Association and a former Chairman of the Board of Directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University.

Dr. Vijay Mallya, Ph.D., became Chairman of the Board in October 1997 and was its Chief Executive Officer until January 2005. Dr. Mallya is a well known industrialist and Chairman of UBICS, Inc., United Breweries Limited, United Spirits Limited, Whyte & Makay Limited, United Breweries (Holdings) Limited, Kingfisher Airlines Limited, UB Engineering Limited, Mangalore Chemicals and Fertilizers Ltd., Aventis Pharma Limited, and other affiliated companies (collectively the "UB Group").  The UB Group is comprised of businesses in the  following sectors: alcoholic beverages, life sciences, engineering, agrochemicals, information technology, fertilizers, print media, civil aviation and infrastructure development.  United Breweries Limited and United Spirits Limited are two of Asia's leading beer and spirits companies.  Dr. Mallya is also a keen sportsman and an ardent aviator and yachtsman.  He participates and supports several sporting activities worldwide, including the Force India F1 Formula One Motor Racing Team, the United East Bengal Football Team and the United Mohun Bagan Football Team.  He also sits on the boards and committees of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), and the Federation of the Indian Chamber of Commerce and Industries and Motorsports Association of India.  Dr. Mallya has been the recipient of many prestigious awards and accolades, including being nominated to the Global Leaders of Tomorrow by the World Economic Forum, receiving the Légion d' Honneur from the Government of France in 2008 and the Outstanding Business Leader Award from the Associated Chambers of Commerce and Industry of India in 2009.  Dr. Mallya holds a Bachelor of Commerce degree from the University of Calcutta in India and an honorary Doctorate in Business Administration from California Southern University, Santa Ana.

Jerome G. Merchant became a director in October 1997 and was Chief Financial Officer of the Company from November 1997 to October 1998. Mr. Merchant served as the Strategic Planning Consultant to the Chairman's Office of the Company from July 1996 until January 2007. Mr. Merchant is a Managing Director with McGladrey Capital Markets, LLC a leading mid market investment bank. He has over 20 years experience in investment banking and capital raising transactions. Previously, he held executive positions at Citigroup and MetLife Investors. Mr. Merchant has advised the investment division and clients of Citibank, Smith Barney, Bank of America, Wells Fargo and U.S. Bank amongst others. In executive and strategic planning capacities, he has advised public and private companies and institutional and high-net worth investors. Between April 1993 and December 2003, Mr. Merchant served in various senior capacities for Cal Fed Investments, a wholly owned subsidiary of Cal Fed Bank. Previously, Mr. Merchant directed the West Coast capital raising for a private equity group focused on equity oriented management buyouts and strategic acquisitions. He received his B.S. degree in Managerial Economics-Finance from the University of California, at Davis.

Mahadevan Narayanan joined the company in early 2001 as Secretary, Corporate Controller and Chief Financial Officer. Before joining the Company, he served the United Breweries Group in India for 17 years as part of the management team in various financial and accounting capacities.  Prior to joining the Company, Mahadevan Narayanan was employed as Senior Manager of Accounting Services of Herbertsons Ltd. for six years.  He holds a Bachelor of Science degree in Mathematics from Madurai Kamaraj University in India and is an Associate member of the Institute of Chartered Accountants of India.

Sury Rao Palamand became a director of the Company in January 1998. Dr. Palamand is a director and partner of Summit Products, Inc, a beverage development and consulting company serving the food and beverage industry. He is also a director and partner in the Historic Lemp Brewery involved in the development of microbreweries and brewpubs in addition to real estate activities in the restoration of historic buildings. Dr. Palamand has over 40 years of experience in the brewing industry and has published numerous scientific and technical papers on beer and other fermented beverages in various technical journals in the United States and abroad. He is an associate member of the Institute of Brewing, London and is a member of several brewing organizations in the United States. In addition, Dr. Palamand possesses technical and technological expertise in wine making as well as in the development of soft drinks. Prior to joining the Company as a director, Dr. Palamand served as Director of Beer and New Beverage Development at Anheuser-Busch Companies, Inc. Dr. Palamand holds a Bachelor of Science degree from the University of Mysore, India, a Master of Science degree in Applied Chemistry from the University of Bombay, India and a Masters degree in Food Microbiology and a Ph.D. degree in Food and Flavor technology from Ohio State University, Columbus, Ohio. Dr. Palamand is listed in the MARQUIS WHO is WHO in America and in the WHO is WHO in the Midwest.

Kent D. Price became a director in January 1998. Kent Price is a founder and President of Parker Price Venture Capital. Mr. Price was a Rhodes Scholar at Oxford University, attended the University of Montana, UCLA and Harvard Business School. Mr. Price is a member of the board of directors of the University of Montana and a member of its Investment Committee. Mr. Price has extensive operational experience, including his role as CEO of The Chloride Group, a global battery company, CEO of the Bank of San Francisco, General Manager of Banking, Finance and Securities Group at IBM, Chief Financial Office at the Bank of New England, Executive Vice President of the Bank of America and a senior officer at Citibank. He has lived and worked in England, Germany, Ireland, Nigeria, Ivory Coast, Taiwan, Hong Kong, Japan, Singapore as well as the United States. He has served on boards in the UK, India, South Africa, Hong Kong, Taiwan, China and the United States. Mr. Price served as a Captain in the United States Air Force.

Yashpal Singh became a director of the Company in October 1997 and served as the Company's Executive Vice President and Chief Operating Officer beginning in April 1998. Mr. Singh became the Company's President in January 2000 and its Chief Executive Officer in January 2005. From May 1997 to March 1998, Mr. Singh served as Executive Vice-President- Operations for UBA, one of the Company's major shareholders. In that capacity, he was responsible for UBA's United States brewing operations. Between 1992 and 1997, Mr. Singh also served as Senior Vice President-Operations for United Breweries Ltd., an Indian Corporation, where he was responsible for the operations of 12 breweries, the establishment of new projects, and technical and operational evaluations of potential acquisition opportunities worldwide. Mr. Singh has over 45 years of experience in the brewing industry. Mr. Singh holds a Bachelors degree in Science from Punjab University in India, a diploma in Brewing from the Institute of Brewing and Distilling in London and has extensive training in the fields of Brewing, Malting, and Mineral Water Technology. Mr. Singh is an Associate member of the Institute of Brewing, London, a member of the Master Brewers Association of America, and was a former executive member of the Managing Committee of the All India Brewer's Association.

Corporate Governance

Director Independence

The Board of Directors has determined that the following directors qualify as "independent" in accordance with the published listing requirements of NASDAQ:  Mr. Heldfond, Mr. Laybourn, Mr. Palamand, Mr. Merchant and Mr. Price.  Mr. Singh is not "independent" because he is an employee of the Company.  Dr. Mallya is not independent since he has received payments in excess of $60,000 from the Company during the last three (3) years.

The NASDAQ rules have both objective tests and a subjective test for determining who is an "independent director."  The objective tests provide that a director is not considered independent if he (i) is an employee of the Company (or a parent or subsidiary) (or has been in the past three (3) years); (ii) has accepted (or a family member has accepted) compensation from the Company in excess of $120,000 during any period of twelve (12) consecutive months within the preceding three (3) year period (subject to certain exceptions); (iii) has a family member that was employed as an executive officer of the Company (or a parent or subsidiary) during the past three (3) years; (iv) is (or a family member is) a controlling shareholder or an executive officer of an organization to which the Company made or received payments that exceed the greater of (a) five percent (5%) of the recipient's consolidated gross revenues for that year or (b) $200,000 for the current year or the preceding three (3) years; (v) is (or has a family member who is) employed as an executive officer of another entity where at anytime during the past three (3) years any of the executive officers of the Company serve on the compensation committee of such other entity; or (vi) is (or has a family member who is) a current partner of the Company's outside auditor who worked on the Company's audit at anytime during any of the past three (3) years.  The subjective test is based on the standard that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board of Directors' Meetings and Committees

During the fiscal year ended December 31, 2008, the Board of Directors held three (3) meetings.  Dr. Mallya and Mr. Palamand each failed to attend two meetings. No other director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and any committees of which such Director was a member.

Directors are encouraged to attend the Annual Meeting of Shareholders.  At the 2008 Annual Meeting, six members of the Board of Directors were in attendance.

Listed below are the committees of the Board of Directors, along with the names of the Directors who served as members of each committee during 2008.

Audit and Finance Committee.  The Board of Directors has a standing Audit/Finance Committee and a standing Compensation Committee.

Messrs. Merchant, Price, and Heldfond serve as the members of the Audit/Finance Committee (established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended).  This committee  met five times during fiscal year 2008.  The Audit/Finance Committee reviews, acts on, and reports to the Board of Directors with respect to various auditing, accounting and finance matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company.  In the judgment of the Company's Board of Directors, the members of the committee are "independent," as that term is defined in Section 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc.

Nominating Committee.  Because of its limited size, the Board of Directors does not have a nominating committee or a committee performing similar functions.  Instead, all of the directors participate in the consideration of director nominees.  Several of the Company's Directors would not be considered to be "independent" under the rules of NASDAQ or any of the other national securities exchanges.

Compensation Committee.  Messrs. Heldfond (Chair), Price, and Laybourn served as the members of the Company's Compensation Committee. The Compensation Committee considers all matters of compensation with respect to the chief executive officer, president, any vice president, and any other senior executive, and makes recommendations to the Board of Directors regarding the compensation of such persons.  The Compensation Committee also makes determinations with respect to the granting of stock awards to directors who are also employees of the Company.  The Compensation Committee met once during fiscal year 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Narrative

The Compensation Committee of the Board of Directors (the "Committee") determines and administers the compensation for MBC's executive officers. The Committee reviews and determines all components of the executive officers' compensation, including making individual compensation decisions and reviewing and revising compensation guidelines as appropriate. The Committee also consults with the Chief Executive Officer regarding revisions to the compensation of the Chief Financial Officer and other non-executive employees, as appropriate.  Neither the Company nor the Compensation Committee have engaged compensation consultants in determining or recommending the amount or form of executive officer or director compensation.

The Company has entered into an employment agreement (the "Employment Agreement") effective January 1, 2007 with the Company's Chief Executive Officer, Yashpal Singh, that sets forth the term of his employment arrangement and provides him with certain benefits.  Pursuant to the terms of the Employment Agreement, the Company will reimburse Mr. Singh and his family for their travel expenses to return to their home country upon the termination of his employment with the Company.

On August 27, 2009, the  Company entered into a severance agreement (the "Severance Agreement") with Mr. Singh.  Pursuant to the terms of the Severance Agreement, upon Mr. Singh's (i) termination of employment with the Company by Mr. Singh for Good Reason (as defined in the Severance Agreement), (ii) termination of employment at the end of the employment term, (iii) death, (iv) disability or (v) termination by the Company without Cause (as defined in the Severance Agreement), Mr. Singh shall be entitled to certain severance benefits and payments.  The Severance Payment shall equal the product of (x) 2.5 times Mr. Singh's average monthly base salary (calculated over the twelve (12) month period preceding the termination event), multiplied by (y) the number of years (on a pro rated basis) Mr. Singh had been employed by the Company at the Termination Date (as defined in the Severance Agreement); provided, however, that the Severance Payment may not exceed thirty (30) months of Mr. Singh's average monthly base salary (calculated over the twelve (12) months preceding Mr. Singh's termination date).  In addition, the Company shall pay COBRA premiums for Mr. Singh and his spouse until the earlier of (i) the effective date on which Mr. Singh obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following Mr. Singh's Termination Date.  Mr. Singh shall also be entitled to accrued salary, vacation time and benefits as set forth in the Employment Agreement.

If Mr. Singh's employment is terminated without Cause, in addition to the Severance Payment described above, Mr. Singh shall also receive either (i) 365 days prior written notice or (ii) a lump sum payment equal to twelve (12) months of Mr. Singh's base salary at the rate in place at the Termination Date (the "Notice Payment").

In case of Mr. Singh's resignation without Good Reason, Mr. Singh shall be entitled to the accrued salary, vacation time and benefits set forth in the Employment Agreement but shall not be entitled to the Severance Payment or the Notice Payment.

If Mr. Singh is terminated by the Company for Cause, Mr. Singh shall be entitled to (i) accrued salary, vacation time and benefits as set forth in the Employment Agreement and (ii) if the Company does not provide Mr. Singh with at least twelve (12) months prior notice, the Notice Payment.  Mr. Singh shall not be entitled to the Severance Payment in case of termination by the Company for Cause.

Although there are no express provisions which trigger a Severance Payment in connection with a change of control of the Company, a (i) material reduction in Mr. Singh's base salary; (ii) relocation of Mr. Singh by the Company outside the fifty (50) mile radius surrounding his then present location, or (iii) a material diminution in Mr. Singh's duties, authority or responsibilities are each deemed to be "Good Reason" pursuant to which Mr. Singh may terminate his employment and be entitled to the Severance Payment.

The Company does not currently have an employment agreement in place with its Chief Financial Officer, but may enter into an employment agreement with such executive officer in the future.  The Company does not have any severance payment arrangements other than with the Chief Executive Officer.

Total compensation consists of base salary, annual cash bonus payments, health benefits for the executive officers and their immediate dependent family members, key person life insurance, use of company vehicles and vacation reimbursements.

Elements of Compensation

Base Salary

The Committee establishes executive officers' base salaries on an annual basis. Historically approximately 25% of the cash compensation paid to the Chief Executive Officer and Chief Financial Officer, respectively, was paid in the form of a bonus rather than as salary due to the lack of sufficient available working capital during certain periods. Beginning January 1, 2008 the base salary was raised and the bonus potential was reduced to 10%.  Given the Company's stock performance and financial situation, there is currently no salary component directly tied to the Company's stock price nor to its financial performance.

Annual Cash Bonus

As discussed above, the compensation packages for the Chief Executive Officer and the Chief Financial Officer provide for payment of annual cash bonuses. Given the working capital constraints of the Company in the past, the Committee historically determined that a percentage of the cash compensation of the executive officers would be in the form of annual cash bonuses that could be disbursed following the completion of the applicable fiscal year.

Perquisites and Personal Benefits

In addition to salary and annual bonuses, the total compensation of the Company's Chief Executive Officer and the Chief Financial Officer include perquisites and personal benefits. The types of perquisites and personal benefits awarded to the officers were determined when each such officer commenced employment with the Company and are substantially of the same nature as the perquisites provided to such executive officer by previous employers. The perquisites available to the executive officers consist of: use of company vehicles, health care reimbursement for the executive officer and his immediate family, reimbursement of certain specified vacation expenses and life insurance.

Equity Plans

The Company does not currently maintain any equity compensation plans for or provide any form of equity compensation to its executive officers.

Retirement Plans

The Company does not currently maintain any retirement plans, nor does it provide any post-retirement benefits to any of its employees (including its executive officers), except as described above pursuant to Mr. Singh's Severance Agreement.

Report of the Compensation Committee

The Compensation Committee, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters and is responsible for determining the compensation of the Company's executive officers.  The Compensation Committee has reviewed and discussed the "Compensation Discussion Analysis" section of this Proxy Statement with management, including our Chief Executive Officer, Yashpal Singh, and our Chief Financial Officer, N. Mahadevan.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this Proxy Statement

Compensation Committee

Scott R. Heldfond (Chair)
Kent D. Price
Michael Laybourne

Compensation Committee Charter

The Compensation Committee has not adopted a formal written charter.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation of the executive officers and employees whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2008.

To date, none of these executive officers have been issued any equity securities or stock options as compensation.

 The Company's Chairman, Dr. Vijay Mallya,  served as the Company's Chief Executive Officer until January 13, 2005. Mr. Yashpal Singh, the Company's President, was appointed as Chief Executive Officer, effective as of January 14, 2005.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)*	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Yashpal Singh President and Chief Executive Officer	2008	235,000	19,000	-	-	-	-	19,899	273,899
	2007	189,000	40,825	-	-	-	-	32,976	262,801

Mahadevan Narayanan Chief Financial Officer and Corporate Secretary	2008	140,000	11,500	-	-	-	-	25,074	176,574
	2007	114,000	21,481	-	-	-	-	-	135,481

*	Other compensation includes use of company vehicle, health care reimbursement for the executive and his immediate family and vacation reimbursement.

DIRECTORS' COMPENSATION FOR THE YEAR 2008

Dr. Vijay Mallya, Chairman of the Board, is paid $120,000 per year by MBC for services rendered as Chairman, and £89,600 per year (approximately $166,200 in U.S. dollars at the average exchange rate for the year 2008) by UBI for promoting the Company’s products in the European Territory outside the United Kingdom.

Directors who are not in receipt of fixed remuneration from the Company receive fees for their services as a director consisting of payments in the amount of $3,000 per Board meeting and $1,000 per committee meeting attended by such director. The following table provides details of the directors' compensation for the year 2008.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)
Dr.Vijay Mallya	286,200							286,200
Kent Price	-	14,000	*	-	-	-	-	14,000
Sury Rao Palamand	-	9,000	**	-	-	-	-	9,000
Jerome Merchant	-	13,000	+	-	-	-	-	13,000
Scott Heldfond	-	15,000	#	-	-	-	-	15,000
Michael Laybourne	-	10,000	##	-	-	-	-	10,000

*
Fee for attending three board meetings and five committee meetings calculated at $3,000 per board meeting and $1,000 per committee meeting, to be compensated in the form of Company common stock calculated at $0.40 per share which was the average value of the stock during the year 2008.

**
Fee for attending three board meetings calculated at $3,000 per board meeting to be compensated in the form of Company common stock calculated at $0.40 per share which was the average value of the stock during the year 2008.

+
Fee for attending three board meetings and four committee meetings calculated at $3,000 per board meeting and $1,000 per committee meeting, to be compensated in the form of Company common stock calculated at $0.40 per share which was the average value of the stock during the year 2008.

#
Fee for attending three board meetings and six committee meetings calculated at $3,000 per board meeting and $1,000 per committee meeting, to be compensated in the form of Company common stock calculated at $0.40 per share which was the average value of the stock during the year 2008.

##
Fee for attending three board meetings and one committee meeting calculated at $3,000 per board meeting and $1,000 per committee meeting, to be compensated in the form of Company common stock calculated at $0.40 per share which was the average value of the stock during the year 2008.

Report of the Audit Committee

The following audit committee report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").  Pursuant to such rules and regulations, this report shall not be deemed to be (i) "soliciting materials," (ii) "filed" with the SEC, (iii) subject to Regulation 14A or 14C, or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Board of Directors maintains an Audit/Finance Committee comprised of three (3) of the Company's outside directors.  The Board of Directors and the Audit/Finance Committee believe that the Audit/Finance Committee's current member composition satisfies the NASDAQ rules governing audit committee composition, including the requirement that all audit committee members be "independent directors."   The audit committee has adopted a formal written charter which was attached as Exhibit A to the Company's proxy statement for the 2007 Annual Meeting filed with the SEC on September 15, 2008.

The Audit/Finance Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of accounting, auditing, and financial reporting practices of the Company.  In discharging its oversight responsibilities regarding the audit process, the Audit/Finance Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the material required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 3200T and (iii) received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 regarding the independent auditors' communications with the audit committee concerning independence, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

Based on the review and discussions referred to above, the Audit/Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

Approved by the Members of the Audit Committee:

Kent D. Price (Chairman)
Jerome G. Merchant
Scott R.Heldfond

Director Compensation

The Company's policy with respect to compensation of outside directors for their services as directors is as follows:  each outside director receives $3,000 per meeting of the Board of Directors he attends and $1,000 per committee meeting he attends.  The outside directors have opted to receive such compensation in shares of the Company's Common Stock pursuant to the terms of the Directors' Compensation Plan.  Such shares are valued at the higher of the book value of the Company's Common Stock for the applicable year or the average fair market value of such stock over the course of the applicable year of the meeting for which the Director is being compensated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of September 30, 2009, for (a) each shareholder known by the Company to beneficially own more than 5% of the outstanding shares of its Common Stock or Series A Preferred Stock; (b) each director; (c) each executive officer and (d) all directors and executive officers of the Company as a group.  As of September 30, 2009, there were 12,274,762 shares of the Company's common stock outstanding.   Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock and Series A Preferred Stock listed below, based on information supplied by executive officers, directors, and principal shareholders on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the SEC as of September 30, 2009.  Except as set forth in the footnotes below, each of the shareholders named in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address	Number of Shares Beneficially Owned (1)		Approximate Percentage
COMMON STOCK
United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	3,087,818	(2)	25.2%
Inversiones Mirabel S.A. Hong Kong Bank Building 6th Floor, Samuel Lewis Avenue PO Box 6-4298, El Dorado Panama City, Panama	5,500,000	(3)	44.8%
United Breweries (Holdings) Limited. 100/1, Richmond Road, Bangalore - 560 025, India	8,587,818	(4)	70.0%
H. Michael Laybourn +	444,640		3.6%
Vijay Mallya	8,587,818	(5)	70.0%
Kent D Price c/o Parker Price Venture Capital, Inc. 101, California Street Suite 2830 San Francisco, CA 94111	348,240		2.8%
Sury Rao Palamand, Ph.D. +	280,578		2.3%
Jerome G. Merchant+	228,998		1.9%
Yashpal Singh+	—		—
Scott R. Heldfond +	161,710		1.3%
N. Mahadevan	—		—
All Directors and executive officers as a group (8 persons)	10,051,984	(6)	81.9%

SERIES A PREFERRED STOCK
H. Michael Laybourn +	6,100		2.7%
All Directors and executive officers as a group (8 persons)	6,100		2.7%

+ Address: 1601 Airport Road, Ukiah, CA 95402.

1)           Applicable ownership percentages are based on 12,274,762 shares of common stock outstanding on September 30, 2009 adjusted as required by rules promulgated by the SEC.

(2)           Does not include 2,073,892 shares of common stock issuable to United Breweries of America, Inc. ("UBA") upon conversion of certain convertible notes issued by the Company to UBA.  United Breweries (Holdings) Limited ("UBHL") is an indirect beneficial owner of substantially all of the shares owned by UBA.

(3)           UBHL is an indirect beneficial owner of substantially all of the shares owned by Inversiones Mirabel S.A. ("Inversiones").

(4)           Rigby International Corp. ("Rigby"), a company registered in the British Virgin Island with its primary offices at Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Island 2 and its mailing address c/o CAS SA, 12-14 Avenue Riverdil, CH-1260, Lyon, Switzerland, controls both UBA and Inversiones.  UBHL as the parent company of Rigby may be deemed to beneficially own the shares reported by UBA and Inversiones.  Such share amounts do not include 2,073,892 shares of common stock  issuable by the Company to UBA upon conversion of certain convertible notes issued by the Company to UBA.

(5)           Includes all shares indirectly held by UBHL.  Does not include 2,073,892 shares of common stock issuable to UBA upon conversion of certain convertible notes issued by the Company to UBA.  Dr. Mallya disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

(6)           Does not include 2,073,892 shares of common stock which may be obtained upon the conversion of the notes issued by the Company to UBA.

Stock Option Grants

No stock options nor freestanding stock appreciation rights were held by, granted to, or exercised by any of the Company's executive officers during the fiscal year ended December 31, 2008; and no such options nor stock appreciation rights have been granted to or exercised by any executive officer to date during 2008.

Certain Relationships and Related Transactions

During fiscal year 2008, and through the date of this Proxy Statement, the Company is a participant in the following transactions pursuant to which (i) the amount involved exceeds $120,000 and (ii) a related person had or will have a direct or indirect material interest:

UBA Notes

On August 31, 1999, the Company and United Breweries of America, Inc. ("UBA"), a major shareholder of the Company, entered into a Master Line of Credit Agreement, which was subsequently amended on April 28, 2000, and February 12, 2001 (the "Credit Agreement"). The terms of the Credit Agreement provide the Company with a line of credit in the principal amount of up to $1,600,000.

UBA has made thirteen (13) separate advances to the Company under the Credit Agreement, and one separate advance with a principal amount of $400,000 on terms substantially similar to those of the Credit Agreement, each pursuant to an eighteen-month promissory note, (collectively, the "UBA Notes"). Interest accrues on the UBA Notes at an interest rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by the Bank of America in San Francisco, California, or (ii) ten percent (10%). The maturity dates of the UBA Notes have been extended until June 30, 2010.

As of September 30, 2009, the aggregate outstanding principal amount of the UBA Notes is $1,915,400, and the accrued but unpaid interest thereon is equal to approximately $1,195,400. The entire amount of the outstanding principal and accrual but unpaid interest is convertible into shares of common stock of the Company at a conversion price of $1.50 per share. As of September 30, 2009, UBA beneficially owns approximately 25.2% of the Company's outstanding Common Stock (excluding any shares issuable upon the conversion of the UBA Notes).  The Company's Chairman, Dr. Vijay Mallya, is also the Chairman of the board of directors of UBA. During fiscal year 2008, the largest aggregate amount of principal outstanding equaled $1,915,400.  No principal or interest payments were made during fiscal year 2008.

Kingfisher Agreements

In July 2001, the Company entered into a Trademark and Trade Name License Agreement with Kingfisher America, Inc., a Delaware corporation affiliated with UB Limited, pursuant to which the Company obtained a royalty-free, exclusive license to use the Kingfisher trademark and trade name in connection with the brewing and distribution of beer in the United States. Under its terms, this agreement will remain in effect for so long as the Distribution Agreement (described below) between the Company's wholly-owned subsidiary United Breweries  International U.K. Limited ("UBI") and UBI's wholly-owned subsidiary UBSN, Ltd. ("UBSN") remains in effect. Currently, that Distribution Agreement is scheduled to expire in October 2013.

Because the Company's Chairman of the Board, Dr. Vijay Mallya, is also the Chairman of the Board of UB Limited, the transactions represented by these license agreements may be deemed to be related party transactions.

Shepherd Neame, Ltd.

As described more fully below, the Company's principal European subsidiary, UBSN, is a party to a Brewing Agreement and a Loan Agreement with Shepherd Neame. Shepherd Neame and the Company may be deemed to be related parties, because Mr. R.H.B. Neame (Shepherd Neame's Chairman of the Board) was also a director of the Company until 2004, and Mr. David Townshend (a senior Shepherd Neame employee) was serving as the President of UBSN (pursuant to an agreement between UBSN and Shepherd Neame) and was also a director of the Company until 2004.

Brewing Agreement

On October 9, 1998, UBI and UBSN entered into a Brewing Agreement with Shepherd Neame, and on October 24, 2001, this agreement was amended by a Supplemental Agreement (together, the "Brewing Agreement").

The Brewing Agreement, which was entered into (and amended) in conjunction with the Loan Agreement described below, grants to Shepherd Neame the exclusive right to brew, keg, bottle, can, label, and package all beers and related products sold under the Kingfisher trademark in the United Kingdom, and to distribute such products elsewhere in the European Territory. UBI and UBSN further agreed that they would require any other distributor of such products (subject to applicable laws and regulations) to obtain such products directly from a company related to UBI or its subsidiaries and to refrain from seeking customers, or establishing a distribution network for such products, in the United Kingdom. In exchange, Shepherd Neame agreed to brew and/or supply Kingfisher Premium Lager and related products to UBSN for destinations within (and, with the consent of Shepherd Neame, outside) the United Kingdom. The price UBSN pays to Shepherd Neame for brewing Kingfisher Premium Lager for distribution in the United Kingdom is set by a formula which varies according to the applicable duty on Kingfisher Premium Lager and other factors. For 2008, UBSN's purchases from Shepherd Neame equaled approximately $16,032,400 at the average exchange rate in effect during 2008.

Loan Agreement

Concurrently with the Brewing Agreement described above, UBSN and Shepherd Neame entered into a Loan Agreement, under which on or about October 24, 2001, Shepherd Neame advanced to UBSN £600,000 (the full amount available under the Loan Agreement), at a fixed interest rate of 5%, for general corporate purposes. This loan is payable in ten annual installments of £60,000 each, commencing on June 30, 2003 and continuing on each anniversary thereof until the Loan is fully repaid. Any remaining balance of principal or interest will become due and payable (and the loan will terminate) on June 30, 2013. It would be an event of default under the Loan Agreement, and the lender would have the right, at will, not only to cancel the Loan Agreement and accelerate all sums due under it, but also to terminate the Brewing Agreement, if UBSN were to terminate or default under the Brewing Agreement, or if either of the License Agreements that UBI and UBSN have entered into with UB Limited are terminated (except in accordance with their terms or in connection with the parties' entry into an equivalent Brewing Agreement). The aggregate amount of principal paid during fiscal year 2008 was £60,000 or $111,300 at the average exchange rate in effect during 2008.

Distribution Agreement

UBI entered into a Distribution Agreement with its wholly-owned subsidiary UBSN on October 9, 1998. Under this agreement, which was subsequently amended by a Supplemental Agreement dated as of October 24, 2001 (together, the "Distribution Agreement"), UBI granted UBSN an exclusive sublicense for the distribution of all lager and other beer products brewed or prepared for sale in the Company's European Territory, and a sublicense to use the Kingfisher trademark and trade name, to manufacture, package, market, distribute, and sell beer and other products using the Kingfisher trademark and logo, and to enter into a Brewing License Agreement described below. The Distribution Agreement, which also requires UBSN to pay UBI a royalty fee of 50 British pence (approximately $0.93 at the average exchange rates in effect during fiscal year 2008) for every 100 liters (26 gallons) of beer brewed for sale in the European Territory, will expire in October 2013. The total royalties due to UBI for fiscal year 2008 equaled approximately $73,500.

Market Development Agreement

Effective October 26, 2001, the Company and UBSN entered into a Market Development, General and Administrative Services Agreement (the "Market Development Agreement"), under the terms of which UBSN engaged the Company to perform a variety of advertising, promotional, and other market development activities in the United States, in connection with Kingfisher beer and related consumer products (the "Products"), to provide certain legal and business management support services to UBSN, and to provide assistance with the establishment and management of distribution channels for the Products in the United States. In consideration for the services rendered pursuant to this agreement, UBSN agreed to pay the Company's service fees amounting in the aggregate to $1,500,000 over the period from 2001 through 2003. Such payments have been made in full and no additional payments are anticipated to be made in the future. The Company and UBSN agreed to extend the agreement for an additional five (5) year period which expires in 2013.

Brewing License Agreement

Concurrently with the Market Development Agreement described above, the Company entered into a Brewing License Agreement with UBSN, under the terms of which UBSN granted to the Company an exclusive license to brew and distribute Kingfisher Premium Lager in the United States, in exchange for a royalty, payable to UBSN, of eighty cents ($0.80) for each case of Kingfisher Premium Lager brewed by the Company under this agreement. The Company and UBSN agreed to extend the agreement for an additional 5 year period which will expire in 2013. The royalty due to UBSN pursuant to the Brewing License Agreement for fiscal year 2008 equaled approximately $115,400.

Policies of the Company

Although there is no formal written policy in place regarding the approval of related party transactions, historically, the Board has generally reviewed and approved or ratified the Company's related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and each person who or which is a beneficial owner of more than 10% of the Company's Common Stock, to file reports with the Securities and Exchange Commission ("SEC") of each such person's ownership of equity securities of the Company and changes in such person's ownership.  These persons are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on a review of written statements of the Company's insiders and Forms 3, 4, and 5 furnished to the Company, except as previously disclosed, no transactions were not reported on a timely basis nor were there any known failures to file a required report.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director.  Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise their right to cumulative voting, in which case all shares will be accorded cumulative voting rights.  For purposes of this vote, abstentions and broker non-votes will in effect not be counted.  Please see "GENERAL INFORMATION — Voting Securities of the Company – Cumulative Voting," above, for a brief description of the voting procedures in the event that cumulative voting is requested at the Annual Meeting in connection with the election of directors.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

PROPOSAL NO. 2: APPROVAL OF DIRECTORS' COMPENSATION PLAN, AS AMENDED, TO
PROVIDE FOR AN INCREASE IN THE NUMBER OF SHARES OF COMPANY COMMON
STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN

Directors' Compensation Plan

The Company compensates Non-Employee (as defined in the Directors' Compensation Plan) members of the Company's Board of Directors for their service on the Board of Directors and Board committees based on the number of Board and committee meetings which the individual director attended during the applicable fiscal year.  The directors receive $3,000 per meeting of the Board of Directors attended and $1,000 per committee meeting attended.  The outside directors have opted to receive such compensation in shares of the Company's Common Stock pursuant to the terms of the Directors' Compensation Plan.  Such shares are valued at the higher of the book value of the Company's Common Stock for the applicable year or the average fair market value of such stock over the course of the year during which the applicable meeting was held.  There are currently five (5) directors who qualify as Non-Employee members of the board of directors and are thus eligible to receive shares of  Company common stock as compensation for their services on the Board of Directors.

The table set forth below indicates the number of shares of Company common stock available for issuance under the Directors' Compensation Plan as amended.

New Plan Benefits:	Dollar Value:	Number of Units:

Non-Executive Director Group	*	1,000,000**

* As the number of shares issuable to the Non-Employee members of the Board of Directors is based on the number of Board and Committee meetings attended each year as well as due to the fluctuation of book value and average fair market value for the applicable year of issuance, it is not possible to determine the dollar value of the increased number of authorized shares available pursuant to the Directors' Compensation Plan at this time.

** Consists of 600,000 shares of common stock previously available for issuance under the Directors' Compensation Plan and an additional 400,000 shares of common stock available for issuance pursuant to the amendment to the Directors' Compensation Plan.

In order to continue with the policy of compensating Non-Employee members of the Board of Directors through the issuance of shares of Company Common Stock, the Board adopted an amendment to the Directors' Compensation Plan (the “Directors' Compensation Plan”) attached to this proxy statement as Exhibit A to increase the authorized shares of Company common stock available for issuance pursuant to the Directors' Compensation Plan to 1,000,000 shares.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE '"FOR" APPROVAL OF THE DIRECTORS' COMPENSATION PLAN, AS AMENDED, TO PROVIDE FOR AN INCREASE IN THE NUMBER OF SHARES OF COMPANY COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN.

PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT AUDITORS

The Company has appointed PMB Helin Donovan, LLP. ("PMB"), as its independent auditors to perform the audit of the Company's financial statements for the year 2009, and the shareholders are being asked to ratify that appointment. PMB audited the Company's 2008 and 2007 financial statements. The Company's Annual Report on Form 10-K for the year ended December 31, 2008, which incorporates the 2008 financial statements, is included (without Exhibits) with this Proxy Statement.

All audit and other services performed by PMB on behalf of the Company are approved in advance by the Audit Committee, on a case-by-case basis.

A representative of PMB will be present at the Annual Meeting and will have the opportunity to make a statement, at such representative's option, and will be available to answer questions.

 Fees and Services

AUDIT FEES. The aggregate fees billed by PMB during fiscal year 2008 for the audit of the Company's annual consolidated financial statements equaled $100,100; additional fees of $44,900 were billed to the Company during fiscal year 2008 in connection with PMB’s review of interim financial statements in connection with the Company's Quarterly Reports on Form 10-Q for that year. Such fees represented approximately 90% of the total fees for services billed to the Company by PMB during fiscal year 2008.

The aggregate fees billed by PMB during fiscal year 2007 for the audit of the Company's annual consolidated financial statements equaled $90,000; additional fees of $39,000 were billed to the Company during fiscal year 2007 in connection with PMB’s review of interim financial statements in connection with the Company's Quarterly Reports on Form 10-Q for fiscal year 2007. Such fees represented approximately 90% of the total fees for services rendered to the Company by PMB during fiscal year 2007.

AUDIT RELATED FEES. PMB did not bill the Company for any fees related to  assurance or related services in fiscal years 2008 and 2007.

TAX FEES. The aggregate fees billed to the Company by PMB during fiscal year 2008 for tax products and services related to the preparation of the Company's tax returns, other than those described above, equaled $16,000. Such fees represented approximately 10% of the total fees for services rendered to the Company by PMB during fiscal year 2008.

The aggregate fees billed to the Company by PMB during fiscal year 2007 for tax products and services related to the preparation of the Company's tax returned provided by PMB, other than those described above, equaled $15,000. Such fees represented approximately 10% of the total fees for services rendered to the Company by PMB during fiscal year 2007.

ALL OTHER FEES. During fiscal years 2008 and 2007, PMB did not bill the Company for any products or services other than those mentioned above.

All audit and other services performed by PMB on behalf of the Company are approved in advance by the Company's audit committee.

The Company is not aware that any significant amount of the work performed by PMB during the course of the audits of the Company's 2008 and 2007 Financial Statements was performed by persons other than full-time, permanent employees of PMB.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE '"FOR" RATIFICATION OF THE APPOINTMENT OF PMB HELIN DONOVAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Shareholder Communications with the Board of Directors

The Board of Directors has a process by which shareholders may communicate with the Board of Directors, the non-management directors, or with any individual director concerning the Company.  Shareholders wishing to do so may write to the Board of Directors or to the applicable director or directors; such communications should be addressed as follows:  Mahadevan Narayanan, Corporate Secretary, Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482.  The envelope should indicate that it contains a shareholder communication.  All such communications relating to the Company will be forwarded to the entire Board of Directors, the director or directors to whom they are addressed, as applicable.

Shareholder Proposals to be Presented at the Next Annual Meeting

Any proposal which a shareholder wishes to have presented at the next annual meeting and included in the management proxy materials relating to such meeting must be received at the main office of the Company a reasonable time before the Company begins to print and mail its proxy materials in connection with that meeting.  The Company will advise its shareholders of the date of its next (2010) Annual Meeting of Shareholders, once that date has been set, through its Quarterly Reports on Form 10-Q or by a Current Report on Form 8-K.  If a shareholder proposal for consideration at the 2010 Annual Meeting is in compliance with all of the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement for that meeting, and set forth on the form of proxy issued for the 2010 Annual Meeting of Shareholders.

For a shareholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the Shareholder must deliver written notice to the Secretary of the Company at the Company's principal executive offices a reasonable time before the Company mailed its proxy materials for this year.  Notice of such proposals should be addressed to:

Mahadevan Narayanan
Corporate Secretary
Mendocino Brewing Company, Inc.
1601 Airport Road
Ukiah, California  95482

It is urged that any shareholder proposals be sent by certified mail, return receipt requested.

Availability of Annual Report on Form 10-K

Included with this Proxy Statement, and partially incorporated herein, is a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (without exhibits).  THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, AN ADDITIONAL COPY OF THIS REPORT (also without Exhibits).  Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn: Sarah T. McDaniel, Manager, Shareholder Relations, 1601 Airport Road, Ukiah, CA 95482, Telephone:  (800) 733-3871.

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not presently intend to present matters other than the foregoing for action by the shareholders at the Annual Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified herein.  As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.

Attached Documents

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (not including the Exhibits thereto) accompanies this Proxy Statement.

EXHIBIT A

Directors' Compensation Plan

Eligibility  All Non-Employee Directors of the Company on January 1 of any calendar year commencing on or after January 1, 2002 shall be entitled to receive compensation under the Directors' Compensation Plan (the "Plan") as compensation for their service on the Board and attendance at meetings of the Board and Committees of the Board during the preceding calendar year.

Shares Subject to the Plan.  There shall be reserved 1,000,000 shares of the Company's Common Stock (the "Plan Shares") for issuance to the Company's Directors under the Plan.

Sole Form of Compensation.  No Director shall receive any compensation for his or her service on the Board or on any Board Committee other than that which may be granted hereunder; provided, that nothing herein shall be deemed to negate, invalidate, or supersede any separate written agreement between the Company and any individual Director.

Administration of the Plan.  The Plan shall be administered by the Compensation Committee.  The recommendations of the Compensation Committee as to the Non-Employee Directors' compensation for their service on the Board shall be submitted to the entire Board of Directors, solely for the Board's review and approval of the issuance of Plan Shares as recommended by the Compensation Committee.

Certain Defined Terms.  As used in this Plan, the following terms shall have the meanings given to them below.

"Average Fair Market Value" will mean the average of the daily Fair Market Values of the Company's stock over the relevant calendar year;

"Book Value" will mean the year-end book value of the Company's Common Stock, as set forth in the Company's audited financial statements for the relevant year;

"Fair Market Value" will be determined in accordance with Section 7, below.

"Meeting Value" will mean the aggregate amount determined by multiplying (i) the number of Board and Committee Meetings attended by each Director during any given calendar year by (ii) the compensation due for each such Meeting.  Subject, from time to time, to such adjustments as the Compensation Committee, in its sole discretion deems appropriate, for purposes of calculating the Meeting Value, attendance at a Board Meeting shall be valued at approximately $3,000 per Board Meeting and attendance at a Committee Meeting shall be valued at approximately $1,000 per meeting.

"Non-Employee Directors" means those members of the Company's Board of Directors who do not otherwise receive compensation from the Company.

Compensation Under the Plan.

Compensation Calculation.

The Directors will receive only shares of Company stock as compensation for attending Board and Committee Meetings; and

Each Director will receive a number of shares of Common Stock for each year which is equal to the quotient of (A) that Director's Meeting Value, divided by (B) the higher of the Book Value of the Company's Common Stock for that year or the Average Fair Market Value of such stock over the course of that year; and

Notwithstanding clause (ii) of this Section 6(a), in no instance may the price per share of Common Stock, as calculated in accordance with clause (ii) hereof, be lower than the Fair Market Value on the date of the grant of such shares.

Fair Market Value. The fair market value of the Company's Common Stock for purposes of this Plan shall be determined as follows:

If the Common Stock is then traded on any nationally recognized or major regional stock exchange, then on the basis of the closing sale price for the Common Stock on the most senior exchange on which it is then traded; provided, that if on any given day there is no recorded sale, then the applicable value shall be such price on the last previous trading day;

If the Common Stock is not traded on any nationally recognized or major regional stock exchange, but is quoted on a commonly available stock quotation system, then on the average of the bid and asked prices so quoted at the close of the trading day; and

If the Common Stock is neither traded on a nationally recognized or major regional stock exchange nor quoted on an commonly available stock quotation system, then on the basis of any reasonable valuation analysis that may be selected in good faith by the Compensation Committee.

Restrictions on Disposition of Plan Shares.

The Plan Shares have not been registered under the Securities Act of 1933, as amended (the "Act").  The Plan Shares may not be offered, sold, otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of unless and until a registration statement under the Act is in effect as to such transfer or, in the opinion of counsel for the Company, registration under the Act is unnecessary in order for such transfer to comply with the Act or unless sold pursuant to Rule 144 of the Act.

For so long as the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission thereunder, no Plan Shares may be sold or otherwise disposed of by the recipient Director:

During any period commencing ten (10) days prior to the filing of any regular Annual Report or Quarterly Report with the SEC and ending on the date which is three (3) Business Days after any such report has been filed; or

During the period commencing with the filing of any Current Report with the SEC and ending on the date which is three (3) Business Days after any such Report has been filed; and

The Plan Shares may never be sold (other than to the Company) at a time when the seller is in possession of any material information about the Company or its business or financial affairs or prospects which has not been publicly disclosed or generally available to the public for at least three (3) Business Days.